Exhibit 99.1

News Release

Contact: Richard L. Greslick, Jr.
Secretary
(814) 765-9621
FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION HOLDS ANNUAL MEETING

Clearfield, Pennsylvania - April 18, 2017

Following the annual meetings of CNB Financial Corporation [Nasdaq:CCNE] and CNB Bank today, CNB Financial Corporation announced that its shareholders re-elected Class 1 directors Peter F. Smith, William F. Falger, Jeffrey S. Powell, James B. Ryan, Francis X. Straub, III, and Peter C. Varischetti, each for a three-year term expiring at the 2020 annual meeting, or their 70th birthday, whichever occurs first.

The following Corporation directors retained their positions but were not standing for election this year: Joseph B. Bower, Jr., Robert W. Montler, Joel E. Peterson, Richard B. Seager, Richard L. Greslick, Jr., Dennis L. Merrey, Deborah Dick Pontzer, and Nicholas N. Scott.

In addition to the election of directors, shareholders ratified the appointment of CNB Financial Corporation’s independent auditors, Crowe Horwath LLP, for the year ending December 31, 2017 and approved on an advisory basis the Corporation’s compensation program for its named executive officers. Shareholders also approved a proposal to amend the Corporation’s bylaws to implement a majority vote standard for the election of directors in uncontested elections, while retaining a plurality vote standard in contested elections.

Chairman Peter F. Smith conducted the meeting and welcomed the shareholders present. Mr. Smith then introduced Mr. Joseph B. Bower, Jr., President & Chief Executive Officer of CNB Financial Corporation and CNB Bank to address the shareholders. Mr. Bower presented a timeline of CNB Financial Corporation, including the initiatives completed in 2016 to acquire Lake National Bank in Mentor, Ohio, the formation of Bank on Buffalo, and the issuance of subordinated debt totaling $50 million.

Mr. Bower then provided an overview of the Corporation’s vision and its five pillars of success – leadership in local communities, make customer experience a main focus, employee development, a consistent approach to growth, and a solid foundation of technology. Mr. Bower continued by outlining the Corporation’s history of profitable growth, the infrastructure that the Corporation has built to facilitate future growth, and the Corporation’s asset quality and regulatory capital trends for each of the last six years. Mr. Bower concluded his remarks by describing the Corporation’s financial performance for the first quarter of 2017, which included net income of $6.5 million and earnings per share of $0.43.

Lastly, Mr. Smith shared the Board’s gratitude for Mr. Dennis L. Merrey’s years of service as Chairman of the Board of CNB Financial Corporation and CNB Bank.

Inquiries regarding Investor Relations of CNB Financial Corporation stock (CCNE) will be answered by phoning (814) 765-9621.

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.6 billion that conducts business primarily through CNB Bank, CNB Financial Corporation’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one loan production office, 33 full-service offices in Pennsylvania and northeast Ohio, including ERIEBANK, a division of CNB Bank, 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank, and a full-service office in Buffalo, New York conducting business as Bank on Buffalo, a division of CNB Bank. More information about CNB Financial Corporation and CNB Bank may be found on the Internet at www.cnbbank.bank.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and forward-looking statement disclaimers in CNB’s annual and quarterly reports.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.